Exhibit 3.1

~~AMENDED AND RESTATED~~ BYLAWS

OF

DOLLAR GENERAL CORPORATION

As Amended and Restated on March 23, 2017

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.                                           Place of Meeting. Meetings of the shareholders of Dollar General Corporation (the “Corporation”) shall be held at such place either within or without the State of Tennessee as the Board of Directors may determine.

Section 2.                                           Annual and Special Meetings. Annual meetings of shareholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the shareholders may be called by the Chief Executive Officer for any purpose and shall be called by the Chief Executive Officer or Secretary if directed by the Board of Directors. A special meeting of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the Chief Executive Officer of the corporation, or upon a resolution by or affirmative vote of the Board of Directors, and not by the shareholders.

Section 3.                                           Notice of Meetings. Except as otherwise provided by law, at least ten (10) days and not more than two (2) months before each meeting of shareholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder. Notice may be provided by mail, private carrier, facsimile transmission or other form of wire, wireless or electronic communication (e.g., e-mail). Notice provided to a shareholder’s e-mail address as indicated on the records of the Corporation shall be deemed proper notice for any purpose set forth in these Bylaws.

Section 4.                                           Record Date. The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action, a date that is not more than seventy (70) days before the meeting or action requiring a determination of shareholders. A record date fixed for a shareholders’ meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

Section 5.                                           Shareholders’ List. After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting.  Such list will show the address of and number of shares held by each shareholder. The shareholders’ list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the “Act”), to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

Section 6.                                           Acceptance of Shareholder Documents.  If the name signed on a shareholder document (e.g., a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder.  If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

(a)                                the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b)                                the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

(c)                                 the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

(d)                                the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to such shareholder document; or

(e)                                 two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners, and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory’s authority to sign for the shareholder.

Section 7.                                           Quorum.  At any meeting of shareholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 8.                                           Voting and Proxies.  Except as otherwise required by law, all matters submitted to a meeting of shareholders shall be decided by vote of the holders of record, present in person or by proxy, and shall be approved if the votes in favor of the matter exceed the votes  against the matter. Every shareholder entitled to vote at any meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Proxies and written ballots may be in any format, including facsimile or any electronic form of communication (e.g., e-mail). Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 9.                                           Business at Annual and Special Meetings.  No business may be transacted at an annual or special meeting of shareholders other than business that is:

(a)                                 specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or an authorized committee thereof,

(b)                                 otherwise brought before the meeting by or at the direction of the Board of Directors or an authorized committee thereof, or

(c)                                  otherwise brought before the meeting by a “Noticing Shareholder” who complies with the notice, eligibility and other requirements ~~procedures~~ set forth in Article I, Section 10 or Article I, Section 12 of these Bylaws, as applicable.

A “Noticing Shareholder” must be either a “Record Holder” or a “Nominee Holder.”  A “Record Holder” is a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a director) to be appropriately conducted at the meeting.  A “Nominee Holder” is a shareholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business. Clause (c) of Section 9 of this Article I shall be the exclusive means for a Noticing Shareholder to make director nominations or submit other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws). Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at a shareholders’ meeting except in accordance with the procedures set forth in Section 9, Section 10 or Section 12 of this Article I of these Bylaws ~~and Section 9 of this Article I~~.

Section 10.                                   Notice of Shareholder Business to be Conducted at a Meeting of Shareholders.  In order for a Noticing Shareholder to properly bring any item of business before a meeting of shareholders pursuant to this Section 10 of this Article I, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of Section 10 of this Article I. Section 10 of this Article I shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(l) under the Exchange Act.

(a)                                 To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i)                                     in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and

(ii)                                  in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b)                                 To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Shareholder’s notice to the Secretary must:

(i)                                     Set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)                               the name and address of the Noticing Shareholder as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B)                               the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record, and the date such ownership was acquired,

(C)                               any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(D)                               any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation,

(E)                                any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F)                                 any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation,

(G)                               any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H)                              any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(I)                                   any arrangements, rights, or other interests described in Sections 10(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household,

(J)                                   a representation that the Noticing Shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the  business proposed and/or otherwise to solicit proxies from shareholders in support of the nomination(s) or the business proposed,

(K)                               a certification regarding whether or not such shareholder and Shareholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such shareholder’s and/or Shareholder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such shareholder’s and/or Shareholder Associated  Persons’  acts or omissions as a shareholder of the Corporation,

(L)                                any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(M)                            any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date.

(ii)                                  If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice must set forth:

(A)                               a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Shareholder Associated Persons in such business, and

(B)                               a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii)                               Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A)                               all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(B)                               a description of any agreements, arrangements and understandings between or among such shareholder or any Shareholder Associated Person, on the one hand, and any other persons (including any Shareholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director,

(C)                               a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv)                              With respect to each nominee for election or reelection to the Board of Directors, the Noticing Shareholder shall include a completed and signed questionnaire, representation, and agreement required by Article I, Section 11 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

(c)                                  Notwithstanding anything in Article I, Section 10(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(d)                                 For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder. As used in these By-laws,  the term “Shareholder Associated Person” means, with respect to any shareholder, (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any shareholder, or any Shareholder Associated Person identified in clauses (i) or (ii) above. The terms “Affiliate” and “Associate” are fairly broad and are defined by reference to Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”). An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”

The term “associate” of a person means: (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,  (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

(e)                                  Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 10(e) of this Article I, nothing in Section 10(e) of this Article I shall be deemed to preclude discussion by any shareholder of such business. If any information submitted pursuant to Section 10 of this Article I by any shareholder proposing a nominee(s) for election as a director at a meeting of shareholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 10 of this Article I. Except as otherwise provided by law, the charter, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he should determine that any proposed nomination or business is not in compliance with these Bylaws, he shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

(f)                                   Notwithstanding the foregoing provisions of these Bylaws, a Noticing Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article I, Section 9, ~~or~~ Article I, Section 10, or Article I, Section 12.

(g)                                  Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

Section 11.                                    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 10 or Article I, Section 12 of these Bylaws, as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a)                                 is not and will not become a party to:

(i)                                     any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii)                                  any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b)                                 is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c)                                  in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

Section 12.                                    Proxy Access for Director Nominations.

(a)                                 Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders of the Corporation then, subject to the provisions of this Section 12 of this Article I, the Corporation shall include in its proxy materials for such annual meeting of shareholders the name, together with the Required Information (as defined below), of any Shareholder Nominee (as defined below) nominated in a timely notice that satisfies the requirements of this Section 12 of this Article I (the “Notice of Proxy Access Nomination”), delivered by a Noticing Shareholder who at the time the Notice of Proxy Access Nomination is delivered satisfies, or by a group of no more than 20 Noticing Shareholders that satisfy, the ownership and other requirements of this Section 12 of this Article I (such Noticing Shareholder or such group of Noticing Shareholders, including as the context requires each group member thereof, referred to herein as an “Eligible Shareholder”), and who expressly elects at the time of providing the Notice of Proxy Access Nomination to have its nominee or nominees, as applicable, included in the Corporation’s proxy materials pursuant to this Section 12 of this Article I.

(b)                                 To be timely, a Notice of Proxy Access Nomination must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the Corporation commenced mailing of its definitive proxy materials (as stated in such materials) for the immediately preceding annual meeting of shareholders (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In the event that no annual meeting of shareholders was held in the previous year or the date of the upcoming annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the previous annual meeting of shareholders, to be timely, a Notice of Proxy Access Nomination must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting of shareholders and not later than the close of business on the later of the 120th day prior to the date of such annual meeting of shareholders or, if the first public announcement of the date of such annual meeting of shareholders is less than 130 days prior to the date of such annual meeting of shareholders, the 10th day following the day on which public announcement of the date of such annual meeting of shareholders is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.

(c)                                  For purposes of this Section 12 of this Article I, “Shareholder Nominee” shall mean a person timely and properly nominated for election to the Board of Directors by an Eligible Shareholder in accordance with this Section 12 of this Article I. The maximum number of Shareholder Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 12 of this Article I (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 of this Article I but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this Section 12 of this Article I or that the Board of Directors decides to nominate as a nominee of the Board of Directors) shall not exceed 20% of the number of directors serving on the Board of Directors as of the Final Proxy Access Nomination Date, or if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of shareholders and the Board of Directors determines to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

(d)                                 The Permitted Number shall be reduced by the number of persons that the Board of Directors decides to recommend for re-election who were previously elected to the Board of Directors based on a nomination made pursuant to this Section 12 of this Article I or pursuant to an agreement, arrangement or other understanding with an Eligible Shareholder in lieu of such person being formally nominated as a director pursuant to this Section 12 of this Article I, in each case at one of the preceding two annual meetings of shareholders.

(e)                                  Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 of this Article I shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominee to be selected for inclusion in the Corporation’s proxy materials in the event that that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 of this Article I exceeds the

Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 of this Article I exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 12 of this Article I from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, beginning with the Eligible Shareholder with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation and proceeding through each Eligible Shareholder in descending order of ownership. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 12 of this Article I from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(f)                                   For purposes of this Section 12 of this Article I, the “Required Information” that the Corporation will include in its proxy statement is:

(i)                                     the information concerning the Shareholder Nominee and the Eligible Shareholder (including each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) that, as determined by the Corporation, would be required to be disclosed in a proxy statement or other filings required to be filed pursuant to Regulation 14A under the Exchange Act or pursuant to any other rule, regulation or listing standard (the “Proxy Rules”); and

(ii)                                  if the Eligible Shareholder so elects, a Statement (as defined below).

(g)                                  An Eligible Shareholder must have owned (as defined below) that number of shares of stock of the Corporation as shall constitute three percent (3%) or more of the Corporation’s outstanding capital stock eligible to vote generally in the election of directors (the “Required Shares”) continuously for at least three (3) years as of both the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation in accordance with this Section 12 of this Article I and the record date for determining shareholders entitled to vote at the annual meeting of shareholders, and must continue to own the Required Shares through the date of the annual meeting of shareholders. If and to the extent a Noticing Shareholder is acting on behalf of one or more beneficial owners in submitting the Notice of Proxy Access Nomination, only shares owned by such beneficial owner or owners, and not any other shares owned by such Noticing Shareholder, shall be counted for purposes of satisfying the foregoing ownership requirement.

For purposes of satisfying the foregoing ownership requirement under this Section 12 of this Article I, the shares of capital stock of the Corporation owned by one or more Eligible Shareholders may be aggregated, provided, that the number of Eligible Shareholders whose ownership of shares of stock of the Corporation is aggregated for such purpose shall not exceed 20. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one Eligible Shareholder for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this Section 12 of this Article I; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one Eligible Shareholder within seven days after the Notice of Proxy Access Nomination is delivered to the Corporation. With respect to any one particular annual meeting of shareholders, no shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder under this Section 12 of this Article I.  For the avoidance of doubt, if a group of Noticing Shareholders aggregates ownership of shares in order to meet the Required Shares requirement hereunder, all shares held by each Noticing Shareholder that constitute part of the Required Shares must be held by that shareholder continuously for at least three years as of the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation and as of the record date and must continue to own the Required Shares through the date of the annual meeting of shareholders, as outlined above, and evidence of such continuous ownership shall be provided as specified in this Section 12 of this Article I.

(h)                                 For purposes of this Section 12 of this Article I, an Eligible Shareholder (including each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the Eligible Shareholder possesses both:

(i)                                     the full voting and investment rights pertaining to the shares; and

(ii)                                  the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of either (1) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Eligible Shareholder or affiliate. An Eligible Shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.

An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which (A) the Eligible Shareholder has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on no more than five business days’ notice and has recalled such loaned shares as of the record date for the determination of shareholders entitled to vote at the annual meeting of shareholders and through the date of the annual meeting of shareholders; or (B) the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the Eligible Shareholder.

Whether outstanding shares of the Corporation’s capital stock are “owned” for the purposes of this Section 12 of this Article I shall be determined by the Board of Directors. The Corporation also may require the Eligible Shareholder (including each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) to furnish such other information as may be reasonably required by the Corporation to permit the Board of Directors to make such determination, and if any such Eligible Shareholder (including any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) fails to provide such information, such Eligible Shareholder (or member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) will be barred from making nomination or being considered a member of a group of Noticing Shareholders that is an Eligible Shareholder, as applicable. For purposes of this Section 12 of this Article I, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(i)                                     The Eligible Shareholder (including each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) must provide with its timely Notice of Proxy Access Nomination the following information in writing to the Secretary of the Corporation:

(i)                                     all of the representations, agreements and other information required in a Noticing Shareholder’s notice pursuant to Section 10(b) of this Article I;

(ii)                                  one or more written statements from the Record Holder(s) of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, as well as the Eligible Shareholder’s agreement to provide:

(A)                               within five business days after the record date for the annual meeting of shareholders, written statements from the Record Holder and any intermediaries through which the shares are held verifying the Eligible Shareholder’s continuous ownership of the Required Shares from the date(s) referenced in the written statements provided with the Notice of Proxy Access Nomination referenced immediately above through the record date (with such written statements being provided by each member of any group of Noticing Shareholders that is an Eligible Shareholder hereunder), and

(B)                               immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders;

(iii)                               a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission (“SEC”) as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv)                              in the case of a nomination by a group of Noticing Shareholders that is an Eligible Shareholder hereunder, the designation by all group members of one group member that is authorized to act on behalf of all members of the Eligible Shareholder with respect to the nomination and all matters related thereto, including withdrawal of the nomination and that such person intends to be present in person or by authorized representative to present the Shareholder Nominee at the annual meeting of shareholders;

(v)                                 a representation and, where applicable, agreement that the Eligible Shareholder (including each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder):

(A)                               acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,

(B)                               has not nominated and will not nominate for election to the Board of Directors at the annual meeting of shareholders any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 12 of this Article I,

(C)                               has not engaged and will not engage in, and has not been and will not be, a “participant” (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than a nominee of the Board of Directors,

(D)                               will not distribute to any shareholder any form of proxy for the annual meeting of shareholders other than the form distributed by the Corporation,

(E)                                will continue to own the Required Shares through the date of the annual meeting of shareholders, and

(F)                              is providing or will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)                              a representation as to the intentions of the Eligible Shareholder (and each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) with respect to continuing to own the Required Shares for at least one year following the annual meeting of shareholders; and

(vii)                           an undertaking that the Eligible Shareholder (including each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) agrees to:

(A)                               assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provides or provided or that the Shareholder Nominee provides or provided to the Corporation (including without limitation any information that the Eligible Shareholder or the Shareholder Nominee omitted or failed to provide to the Corporation that was material or that was necessary to make the information provided not misleading),

(B)                               indemnify and hold harmless the Corporation and each of its directors, officers, employees and agents individually against any liability, loss or damages in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, administrative, investigative or otherwise, against the Corporation or any of its directors, officers, employees or agents arising out of or relating to any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect its Shareholder Nominee pursuant to this Section 12 of this Article I or by the Shareholder Nominee pursuant to this Section 12 of this Article I,

(C)                               file with the SEC any solicitation or other communication with the Corporation’s shareholders relating to the annual meeting of shareholders at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under the Proxy Rules or whether any exemption from filing is available for such solicitation or other communication under the Proxy Rules; provided however, that only other communications that both (i) relate to the nomination and (ii) are intended to reach shareholders of the Corporation holding 5% or more of the Corporation’s outstanding shares of capital stock are required to be filed pursuant to this provision,

(D)                               comply with all other applicable laws, rules, regulations and listing standards relating to the nomination of each Shareholder Nominee pursuant to this Section 12 of this Article I, and

(E)                                timely provide to the Corporation any additional information that the Corporation in its sole, final, conclusive and binding discretion determines is necessary for the Corporation to make any necessary determination according to this Section 12 of this Article I.

(j)                                    The Eligible Shareholder (but not each member of any group of Noticing Shareholders that is an Eligible Shareholder hereunder) may include, at its option, with its timely Notice of Proxy Access Nomination one written statement for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders, not to exceed 500 words (including without limitation any heading), in support of the Shareholder Nominee’s candidacy (the “Statement”). For the avoidance of doubt, the Statement shall be limited to 500 words and shall not include any images, charts, pictures, graphic presentations or similar items. Notwithstanding anything to the contrary contained in this Section 12 of this Article I, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes:

(i)                                     could violate any applicable law, rule, regulation or listing standard;

(ii)                                  is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

(iii)                               directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, without factual foundation, any person.

(k)                                 Within the time period specified in this Section 12 of this Article I for providing a Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Secretary of the Corporation:

(i)                                     All of the representations, agreements and other information required to be provided with respect to director nominees under Section 10(b) and Section 11 of this Article I;

(ii)                                  written consent to be named in the proxy statement as a nominee and to serve as a director, if elected, and to public disclosure of the information provided by the Eligible Shareholder and to the information provided by the Shareholder Nominee in connection with the nomination and any additional consents or information as may be required from time to time by state or federal law; and

(iii)                               a written representation and agreement that such Shareholder Nominee:

(A)                               is not and will not become a party to any Voting Commitment, whether written or oral;

(B)                               is not and will not become a party either directly or indirectly to any compensatory, payment or other financial agreement, arrangement or other understanding, whether written or oral, with any person or entity other than the Corporation that has not been disclosed to the Corporation, including any agreement to indemnify such Shareholder Nominee for obligations arising as a result of his or her nomination, service or action taken as a director of the Corporation, and has not and will not receive either directly or indirectly any such compensation or other payment from any person or entity other than the Corporation that has not been disclosed to the Corporation, in each case in connection with such Shareholder Nominee’s nomination, service or action as a director of the Corporation;

(C)                               would be in compliance, if elected as a director of the Corporation, and will comply with all applicable laws, regulations and listing standards, all of the Corporation’s policies and guidelines pertaining to corporate governance, conflicts of interest, confidentiality and stock ownership, holding and trading, the Corporation’s Code of Business Conduct and Ethics (the “Code”) and any other policies and guidelines applicable to directors from time to time; and

(D)                               is providing, or will provide, facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(l)                                     At the request of the Corporation, each Shareholder Nominee must fully complete, sign and submit all questionnaires the Corporation requires of its directors and officers within the timeframe requested by the Corporation. The Corporation also may require any Shareholder Nominee (and if so required, such Shareholder Nominee must fully furnish such information within the timeframe requested by the Corporation) to furnish such other information as the Corporation reasonably believes  is necessary or advisable to permit the Board of Directors to determine whether:

(i)                                     such Shareholder Nominee is independent for purposes of service on the Board of Directors and each committee thereof under all applicable law, applicable listing standards, any applicable rules or regulations of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”) or that the Corporation reasonably believes could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee;

(ii)                                  such Shareholder Nominee had or has any direct or indirect material interest in any transaction with the Corporation or any of its subsidiaries that would be reportable under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or any amended or successor provision;

(iii)                               such Shareholder Nominee has any conflict of interest with the Corporation or any of its subsidiaries that would cause such Shareholder Nominee to violate the Code or any other issue that would result in the Shareholder Nominee’s violation of any provision of the Code;

(iv)                              such Shareholder Nominee is or has been subject to:

(A)                               any event specified in Item 401(f) of Regulation S-K under the Securities Act, or any amended or successor provision, or

(B)                               any order of the type specified in Rule 506(d) of Regulation D under the Securities Act or any amended or successor provision.

(m)                             In the event that any information or communications provided by an Eligible Shareholder (including information or communications provided by any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) or any Shareholder Nominee to the Corporation or its shareholders is not or ceases to be true and correct in any material respect or omitted or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy, omission or defect in such previously provided information and of the information that is required to make such information or communication true and correct, it being understood that providing any such notification and information shall not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 12 of this Article I.

(n)                                 Notwithstanding anything to the contrary set forth in this Section 12 of this Article I, the Corporation shall not be required to include, pursuant to this Section 12 of this Article I, a Shareholder Nominee in its proxy materials (or, if the proxy statement has already been filed, then the Board of Directors or the person presiding at the annual meeting of shareholders may declare a nomination by an Eligible Shareholder to be invalid and that such nomination shall be disregarded and no vote on any such Shareholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation), and no replacement nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director in substitution thereof:

(i)                                     if the Shareholder Nominee or the Eligible Shareholder (or any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) who nominated the Shareholder Nominee fails to provide any of the information required or requested by the Corporation pursuant to any provision of this Section 12 of this Article I in the timeframe and manner set forth herein;

(ii)                                  for any annual meeting of shareholders for which the Secretary of the Corporation receives a notice that the Eligible Shareholder (or any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) or any other Noticing Shareholder has nominated or intends to nominate a person for election to the Board of Directors pursuant to Section 10 of this Article I;

(iii)                               if any person is nominated pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally proposed as a nominee for election to the Board of Directors pursuant to Section 10 of this Article I or if any director then in office was previously nominated pursuant to Section 10 of this Article I or pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally proposed as a nominee for election to the Board pursuant to Section 10 of this Article I, in each case at one of the previous two annual meetings;

(iv)                              if the Eligible Shareholder (or any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) has or is currently engaged in, or has been or is a “participant” (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than a nominee of the Board of Directors;

(v)                                 if the Eligible Shareholder (or any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) or if the Shareholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding, whether written or oral, with any person or entity other than the Corporation that has not been disclosed to the Corporation, including any agreement to indemnify such Shareholder Nominee for obligations arising as a result of his or her nomination, service or action taken as a director of the Corporation;

(vi)                              who is not independent under the Applicable Independence Standards, as determined by the Board of Directors;

(vii)                           whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Corporation’s Charter, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, in each case as may be in effect from time to time;

(viii)                        who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(ix)                              who has or would have a conflict of interest with the Corporation or any of its subsidiaries that would cause such Shareholder Nominee to violate the Code or any fiduciary duties of directors established pursuant to the Act, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors;

(x)                                 who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding;

(xi)                              who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act;

(xii)                           if such Shareholder Nominee or the applicable Eligible Shareholder (or any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) shall have provided information to the Corporation or shareholders required or requested pursuant to this Section 12 of this Article I that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors;

(xiii)                        if the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present the Shareholder Nominee for election pursuant to this Section 12 of this Article I;

(xiv)                       if the Eligible Shareholder (or any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) becomes ineligible to nominate a director pursuant to this Section 12 of this Article I or withdraws its nomination or if the Shareholder Nominee becomes unwilling, unavailable or ineligible to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement; or

(xv)                          if such Shareholder Nominee or the applicable Eligible Shareholder (or any member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) otherwise breaches or contravenes any of the agreements, representations or undertakings made by such Shareholder Nominee or Eligible Shareholder or fails to comply with its obligations pursuant to this Section 12 of this Article I in any way, as determined in the discretion of the Board of Directors of the Corporation or the person presiding at the annual meeting of shareholders, which determination shall be final and binding.

(o)                                 Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders, but to whom either (i) or (ii) below applies, shall be ineligible to be a Shareholder Nominee pursuant to this Section 12 of this Article I for the next two annual meetings of shareholders following the annual meeting of shareholders for which the Shareholder Nominee has been nominated for election:

(i)                                     the Shareholder Nominee withdraws from or becomes ineligible or unavailable for election at the annual meeting of shareholders, including without limitation for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination), or

(ii)                                  the Shareholder Nominee does not receive a number of votes cast in favor of his or her election equal to at least 25% of the number of shares present in person or represented by proxy at the annual meeting of shareholders and entitled to vote on the Shareholder Nominee’s election.

(p)                                 The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 12 of this Article I and to make any and all determinations necessary or advisable to apply this Section 12 of this Article I to any persons, facts or circumstances, including without limitation the power to determine:

(i)                                     whether a person or group of persons qualifies as an Eligible Shareholder;

(ii)                                  whether a group of funds satisfies the criteria to be treated as one shareholder for purposes of determining the number of shareholders whose ownership is aggregated according to this Section 12 of this Article I;

(iii)                               whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 12 of this Article I;

(iv)                              whether a notice is timely and otherwise complies with the requirements of this Section 12 of this Article I;

(v)                                 whether a person satisfies the qualifications and requirements to be a Shareholder Nominee;

(vi)                              whether inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards; and

(vii)                           whether any and all requirements of Section 12 of this Article I have been satisfied.

The Board of Directors (and any other person or body authorized by the Board of Directors) may require an Eligible Shareholder (including each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) or a Shareholder Nominee to furnish any additional information as may be reasonably required by the Corporation (as determined solely and exclusively by the Corporation, with such determination being final and binding) to permit the Board of Directors (and any other person or body authorized by the Board of Directors) to make any such interpretation or determination. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be final, conclusive and binding on all persons, including without limitation the Corporation, all record or beneficial owners of stock of the Corporation, all persons purporting to own stock of the Corporation, and all persons nominated or attempted to be nominated pursuant to this Section 12 of this Article I.

ARTICLE II

DIRECTORS

Section 1.                                           Number, Election and Removal of Directors.  The Board of Directors of the Corporation shall consist of not less than one (1) nor more than fifteen (15) members. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors pursuant to and in compliance with any applicable shareholders’ agreement. The Directors shall be elected by shareholders at their annual meeting or a special meeting called for that purpose in compliance with these Bylaws. Subject to the provisions contained in any applicable shareholders’ agreement, a Director may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class.

Section 2.                                           Vacancies.  Any vacancies and newly created directorships resulting from any increase in the number of Directors may be filled, subject to compliance with the Shareholders Agreement, by Directors entitled to cast that number of votes constituting a majority of votes that may be cast by Directors then in office, although less than a quorum, or by the sole remaining Director.  Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. Any director may resign at any time upon written notice to the corporation.

Section 3.                                           Voting.  Each director shall be entitled to one vote. Except as otherwise provided by law, the Charter of the Corporation, these Bylaws or any contract or agreement to which the Corporation and its shareholders are parties, at a meeting at which a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors.

Section 4.                                           Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors by resolution, and if so fixed no further notice thereof need be given, provided that unless all the Directors are present at the meeting at which said resolution is passed, the first meeting held pursuant to said resolution shall not be held for at least five (5) days following the date on which the resolution is passed. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman and shall be called by the Chairman and Secretary if directed by the Board of Directors or if requested by any two Directors.

Section 5.                                           Notice.  Meetings (other than regular meetings the dates and times of which are established as provided in Section 4 of this Article II) of the Board of Directors must be preceded by at least twenty-four (24) hours notice to each Director. Notice of any special meeting of the Board of Directors shall be delivered personally, by telephone, by mail, by private carrier, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice, at such times and at such places as shall from time to time be determined by the Board of Directors, or the Chairman thereof (if any), as applicable.  Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which such Director is a party. Telegraph, teletype, facsimile or other electronic transmission (e.g., e-mail) notice shall be deemed to be given upon completion of the transmission of the message. Notice of a special meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting the lack of notice prior thereto or at its commencement.

Section 6.                                           Quorum.  At all duly called meetings of the Board of Directors, except as otherwise provided by law, the Charter of the Corporation, these Bylaws or any contract or agreement to which the Corporation and its shareholders are parties, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.

Section 7.                                           Committees.  The Board of Directors may, by resolution adopted pursuant to Section 3 of this Article II and otherwise in accordance with the terms of any applicable shareholders’ agreement, designate one or more committees, including, without limitation, an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and/or a Compensation Committee, to have such composition and to exercise such power and authority as the Board of Directors shall specify. At a meeting at which a quorum is present, the vote of a majority of the committee members present shall be the act of the committee.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee and subject to the rules and regulations of the New York Stock Exchange.

Section 8.                                           Actions of Board Without Meeting.  Unless otherwise provided by the Charter of the Corporation, these Bylaws or applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent to taking such action without a meeting, in which case, subject to Article II, Section 3 of these Bylaws, the vote of a majority of the Directors or committee members, as the case may be, is the act of the Board of Directors or any such committee. The action must be evidenced by one or more written consents describing the action taken, signed, in one or more counterparts, by that number of Directors specified pursuant to the immediately preceding sentence, indicating each such Director’s vote or abstention on the action, and be included with the minutes of proceedings of the Board of Directors or committee.

Section 9.                                          Presence through Communications Equipment.  Meetings of the Board of Directors, and any meeting of any Board committee, may be held through any communications equipment (e.g., conference telephone) if all persons participating can hear each other, and participation in a meeting pursuant to this section shall constitute presence at that meeting.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President, a Vice President, a Secretary and a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Each officer shall serve until the earlier of his or her removal, the expiration of the term for which he or she is elected or until his or her successor has been elected and qualified. Election of an officer or agent shall not itself create contract rights between the Corporation and such officer or agent.

ARTICLE IV

SHARES OF STOCK

Section 1.                                           Shares with or without Certificates.  The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock.  The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates.  The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

Section 2.                                          Shares with Certificates.  If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate.  Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by any two officers of the Corporation.  If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

Section 3.                                           Shares without Certificates.  If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Article IV, Section 2 of these Bylaws and any other information required by the Act.  The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 4.                                           Subscriptions for Shares.  Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

Section 5.                                           Transfers.  Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his or her legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his or her attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

Section 6.                                           Lost, Destroyed or Stolen Certificates.  In case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon the terms prescribed by the Board of Directors, including provision for indemnification of the Corporation secured by a bond or other security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

ARTICLE V

GENERAL PROVISIONS

Section 1.                                           Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 2.                                          Corporate Books.  The books of the Corporation may be kept at such place within or outside the State of Tennessee as the Board of Directors may from time to time determine.

Section 3.                                           Waiver of Notice.  Whenever any notice is required to be given pursuant to the Charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any waiver of notice shall be filed with the minutes of the corporate records.

Section 4.                                           Amendment of Bylaws.  Subject to the provisions of the Charter of the Corporation, these Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the majority vote of the entire Board of Directors at any regular or special meeting of the Board of Directors.   Subject to the provisions of the Charter of the Corporation and notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote of the shareholders, these Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

INDEMNIFICATION

Section 1.                                           Indemnification and Advancement of Expenses.  The Corporation shall indemnify and advance expenses to each director and officer of the Corporation, or any person who may have served at the request of the Corporation’s Board of Directors or its President or Chief Executive Officer as a director or officer of another corporation (and, in either case, such person’s heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and such person’s heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that doing so is in the best interests of the Corporation.

Section 2.                                           Non-Exclusivity of Rights.  The indemnification and expense advancement provisions of Section 1 of this Article VI shall not be exclusive of any other right which any person (and such person’s heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance (purchased by the Corporation or otherwise), both as to action in such person’s official capacity and as to action in another capacity.

Section 3.                                           Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation’s Board of Directors or its Chief Executive Officer as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the Act.